As filed with the Securities and Exchange Commission on September 13, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTORCAR PARTS OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

New York	11-2153962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 California Street
Torrance, California 90503
(310) 212-7910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael M. Umansky
General Counsel
Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 212-7910
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Steven B. Stokdyk
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
(213) 485-1234

(Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee (4)
Common Stock, $0.01 par value per share
Debt Securities
Total	$150,000,000	$17,415

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended.
(2)	Includes an indeterminate number of securities that may be issued in primary offerings or upon conversion or exchange of any securities registered hereunder that provide for conversion or exchange.
(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 13, 2011

PROSPECTUS

MOTORCAR PARTS OF AMERICA, INC.

$150,000,000

of Common Stock
and/or Debt Securities

We may from time to time offer to sell, in one or more offerings, any combination of common stock and debt securities described in this prospectus up to an aggregate initial offering price not to exceed $150,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to one or more purchasers, through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Global Market under the symbol “MPAA.” On September 8, 2011, the closing price of our common stock was $9.85.

Investing in our securities involves risks.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2011

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings, from time to time, up to a total dollar amount of $150,000,000.  This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must rely only on the information and representations contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since the respective dates of this prospectus, any accompanying prospectus supplement or any information we have incorporated by reference.

Unless the context requires otherwise, the words “we,” “us,” “our” and “Company” refer to Motorcar Parts of America, Inc. and its subsidiaries taken as a whole.  For purposes of this prospectus, the term “stockholders” shall refer to the holders of our common stock.

SUMMARY

This summary does not contain all of the information you should consider before investing in any securities offered pursuant to this prospectus. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” Our principal executive offices are located at 2929 California Street, Torrance, California 90503, telephone (310) 212-7910.

About Motorcar Parts of America, Inc.

We remanufacture and produce new alternators and starters for import and domestic cars, light trucks, heavy duty, agricultural and industrial applications. These products are distributed predominantly throughout the United States and Canada. Our products are sold to the largest auto parts retail chains in the United States and Canada, including Advance, AutoZone, Genuine Parts (NAPA), O’Reilly Automotive and Pep Boys. In addition, our products are sold to various traditional warehouses for professional installers and to major automobile manufacturers for both their aftermarket programs and their warranty replacement programs.

We have coverage for almost every alternator and starter used by any automobile, light and heavy duty truck as well as most industrial and agricultural vehicles or equipment. We have warehousing strategically located around North America and in Mexico to allow us to be able to complete distribution to almost any customer in North America.

While we continually seek to diversify our customer base, we currently derive, and have historically derived, a substantial portion of our sales from a small number of large customers. To mitigate the risk associated with this concentration of sales, we seek to enter into longer-term customer agreements with our major customers. These longer-term agreements typically require us to commit a significant amount of our working capital to build inventory and increase production. In addition, they typically include marketing and other allowances that adversely impact near-term revenue. Such agreements with new customers may also require us to incur certain changeover expenses.

In May 2011, pursuant to a purchase agreement with FAPL Holdings Inc., the parent company of Fenwick Automotive Products Limited, or Fenco, a privately-owned Toronto-based manufacturer, remanufacturer and distributor of new and remanufactured aftermarket auto parts, and certain other individuals, we acquired (i) all of the outstanding equity of Fenco, (ii) all of the outstanding equity of Introcan Inc., a Delaware corporation, and (iii) 1% of the outstanding equity of Fapco S.A. de C.V., a Mexican variable capital company, or Fapco. Since Fenco owned 99% of Fapco prior to these transactions, we now own 100% of Fapco. We believe this transaction provides us opportunities to expand beyond our existing product lines of alternators and starters and further enhance our market presence in North America. As a result of this acquisition, we now manufacture, remanufacture and distribute new and remanufactured aftermarket auto parts through our newly acquired subsidiaries, including steering components, brake calipers, master cylinders, hub assembly and bearings, clutches and clutch hydraulics, constant velocity drive shafts, water pumps, control arms and loaded struts for the full range of passenger and truck vehicles.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, as amended, and under “Risk Factors” under Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, each as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see “Information Incorporated by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any accompanying prospectus supplement and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21 of the Exchange Act and pursuant to the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations that involve risks and uncertainties. For example, words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements.  Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to:

•	concentration of sales to certain customers;

•	changes in our relationship with any of our major customers;

•	the increasing customer pressure for lower prices and more favorable payment and other terms;

•	the increasing demands on our working capital;

•	the significant strain on working capital associated with large remanufactured core inventory purchases from customers;

•	our ability to integrate the acquisition of Fenco;

•	our ability to obtain any additional financing we may seek or require;

•	our ability to achieve positive cash flows from operations;

•
potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures or the potential material weaknesses in our internal controls over financial reporting;

•	lower revenues than anticipated from new and existing contracts;

•	our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults;

•	any meaningful difference between projected production needs and ultimate sales to our customers;

•	increases in interest rates;

•	changes in the financial condition of any of our major customers;

•	the impact of higher gasoline prices;

•	the potential for changes in consumer spending, consumer preferences and general economic conditions;

•	increased competition in the automotive parts industry, including increased competition from Chinese and other offshore manufacturers;

•	difficulty in obtaining used cores and component parts or increases in the costs of those parts;

•	political, criminal or economic instability in any of the foreign countries where we conduct operations;

•	currency exchange fluctuations;

•	unforeseen increases in operating costs; and

•	other factors discussed in this prospectus and any accompanying prospectus supplement and the information they incorporate by reference.

Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any accompanying prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Information Incorporated by Reference,” completely and with the understanding that our actual future performance may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended June 30,	Year Ended March 31,
	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	—	4.40	3.92	2.36	2.19	—
Deficiency of earnings available to cover fixed charges	$534,000	—	—	—	—	$8,388,000
_________
(1)
In computing the ratio of earnings to fixed charges: (i) earnings were calculated from  income, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense and the estimated interest included in rental expense.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, acquisitions and other business opportunities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

▪      through one or more underwriters or dealers in a public offering and sale by them;

▪      through agents; and/or

▪      directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

▪      at a fixed price or prices, which may be changed;

▪      at market prices prevailing at the time of sale;

▪      at prices related to such prevailing market prices; or

▪      at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the gross proceeds from that offering. The underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a “conflict of interest” (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, shares of which are listed on the Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, or certificate of incorporation, and Amended and Restated By-Laws, as amended, or bylaws, which are incorporated by reference herein as well as applicable provisions of New York law.

General

We have authority to issue 20,000,000 shares of common stock, $0.01 par value per share. As of June 30, 2011, we had 12,427,571 shares of common stock outstanding, held of record by 30 stockholders. As of June 30, 2011, we had an aggregate of 1,593,384 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 1994 Employee Stock Option Plan, 1996 Employee Stock Option Plan, 1994 Non-Employee Director Stock Option Plan, 2003 Long-Term Incentive Plan, 2004 Non-Employee Director Stock Option Plan and 2010 Incentive Award Plan, and an aggregate of 546,283 shares of common stock reserved for issuance upon exercise of outstanding warrants with an exercise price of $15.00 per share.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends

Subject to preferences that may be applicable to any other class or series of securities then outstanding, holders of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds.

Liquidation

Subject to preferences that may be applicable to any other class or series of securities then outstanding, the holders of common stock will be entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation (whether voluntary or involuntary), dissolution or winding up.

Rights and Preferences

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of New York Law and Our Charter and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004, and can be reached at (212) 509-4000. Our shares of common stock are listed on The NASDAQ Global Market under the symbol “MPAA.”

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be issued under an indenture to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indenture. For additional information, you should look at the indenture that is filed as an exhibit to the registration statement which includes the prospectus.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. The prospectus supplement will set forth:

▪	the title and ranking of the debt securities (including the terms of any subordination provisions);

▪	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

▪	any limit on the aggregate principal amount of the debt securities;

▪	the date or dates on which the principal of the debt securities of the series is payable;

▪
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

▪	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

▪	the terms and conditions upon which we may redeem the debt securities;

▪	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

▪
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

▪	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

▪	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

▪	portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

▪	the currency of denomination of the debt securities;

▪	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

▪
if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

▪
the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

▪	any provisions relating to any security provided for the debt securities;

▪
any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

▪	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

▪	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

▪
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

Unless otherwise specified in the prospectus supplement:

▪	the debt securities will be registered debt securities; and

▪	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture related to that series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

▪
issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

▪	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

▪	be registered in the name of a depositary that we will identify in a prospectus supplement;

▪	be deposited with the depositary or nominee or custodian; and

▪	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

▪
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor qualified to act as a depositary within 90 days of such event;

▪	we execute and deliver to the trustee a certificate that such global security shall be exchangeable; or

▪	any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

▪	will not be entitled to have the debt securities registered in their names;

▪	will not be entitled to physical delivery of certificated debt securities; and

▪	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

▪
we are the surviving corporation or the successor person (if other than the Company) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

▪	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

▪	certain other conditions are met.

Notwithstanding the above, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company.

Events of Default

Unless we inform you otherwise in a prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series within 30 days following the due date;

(3)	default in the performance or breach of any covenant or warranty in the indenture continued for 90 days after being given the notice required in the indenture;

(4)	our bankruptcy, insolvency or reorganization; and

(5)	any other event of default specified in a prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately.

If an event of default described in clause (4) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become immediately due and payable.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, by written notice to us and the trustee, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal and interest, if any, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee satisfactory indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding with respect to the indenture, or to appoint a receiver or a trustee, or to any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders, however, have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

▪	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

▪	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

▪
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

▪	reduce the principal amount of discount securities payable upon acceleration of maturity;

▪
waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

▪	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

▪
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

▪	waive a redemption payment with respect to any debt security.

Notwithstanding the foregoing, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

▪	to cure any ambiguity, defect or inconsistency;

▪	to provide for uncertificated securities in addition to or in place of certificated securities;

▪	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

▪	to make any change that does not adversely affect the rights of any securityholder;

▪	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

▪
to conform the text of the indenture to any provision under the heading “Description of Debt Securities” to the extent that such provision under the heading “Description of Debt Securities” was intended to be a verbatim recitation of a provision of the indenture;

▪	to provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the indenture;

▪
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

▪	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

▪	to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that, unless otherwise provided by the terms of the applicable series of debt securities, permits us to elect:

▪	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

▪
to be released from our obligations under the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and from the consequences of a default or event of default resulting from a breach of all covenants other than the obligation to pay principal and interest.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This deposit may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.

CERTAIN PROVISIONS OF NEW YORK LAW AND OUR CHARTER AND BYLAWS

The following summarizes certain provisions of our certificate of incorporation and bylaws.  The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, which are incorporated by reference herein.

General

Some provisions of New York law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairman of the board or president.

Requirements for Advance Notification of Stockholder Nomination of Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Stockholder Action by Written Consent

Our bylaws provide that stockholders may act by written consent without a meeting.

Election and Removal of Directors

Our bylaws provide that each of our directors serves until the next annual meeting and until a successor is elected and qualified or until his prior death, resignation or removal. Any vacancy in our board of directors, including any vacancy created by an increase in the number of directors, may be filled by a majority of the directors then in office after the vacancy has occurred. Any director appointed to fill a vacancy will hold office until the next annual meeting and until his successor is elected and qualified. Our bylaws provide that no director will be removed except for cause by the vote of (i) the holders of at least a majority of our outstanding shares of capital stock entitled to vote at an election of directors or (ii) a majority of the entire board of directors.

New York Anti-Takeover Statute

We are subject to Section 912 of New York Business Corporation Law, which prohibits persons deemed “interested shareholders” from engaging in a “business combination” with a New York corporation for five years following the date these persons become interested shareholders unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior to the determination of interested stockholder status did own, 20% or more of a corporation’s outstanding voting stock. Generally, a “business combination” includes a merger, consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of New York law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability

Our certificate of incorporation provides for indemnification of directors, officers and other persons to the fullest extent allowed by law. It also provides that a director of the Company shall not be personally liable to the Company or its stockholders for damages for any breach of duty as a director, except if (i) a judgment or final adjudication adverse to the director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or (iii) the director’s acts violated Section 719 of the New York Business Corporation Law.

Our bylaws require indemnification of an officer or director of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company; provided, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The indemnification provided by our certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Our bylaws also provide that we may advance expenses incurred by a director or officer in defending any actions in advance of their final dispositions and that we may purchase and maintain insurance covering its directors and officers and any other persons to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Latham & Watkins LLP, Los Angeles, California, will provide an opinion with respect to the validity of the securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended March 31, 2011, as amended by our Form 10-K/A filed with the SEC on July 29, 2011, and the effectiveness of our internal control over financial reporting as of March 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2011, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

BDO Canada LLP, independent registered public accounting firm, has audited the combined financial statements of Fenco and its subsidiaries as of March 31, 2011 and for the year then ended included in our Current Report on Form 8-K dated September 13, 2011 and as of March 31, 2010 and 2009 and for the years then ended included in our Current Report on Form 8-K/A dated July 22, 2011, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The combined financial statements of Fenco and its subsidiaries as of March 31, 2011, March 31, 2010 and March 31, 2009 and for the years then ended, are incorporated by reference in reliance on BDO Canada LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus and any accompanying prospectus supplement are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.motorcarparts.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

▪	our Annual Report on Form 10-K for the year ended March 31, 2011, which was filed with the SEC on June 13, 2011, as amended by our Form 10-K/A filed with the SEC on July 29, 2011; and

▪	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed with the SEC on August 15, 2011; and

▪	our Current Reports on Form 8-K filed with the SEC on April 7, 2011, May 12, 2011, June 16, 2011, July 22, 2011 and September 13, 2011; and

▪	the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 2, 1994, and any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.motorcarparts.com. The information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:

Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 972-4015
Attention: Michael M. Umansky, General Counsel

MOTORCAR PARTS OF AMERICA, INC.

$150,000,000

OF
COMMON STOCK
AND/OR
DEBT SECURITIES

PROSPECTUS

, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Motorcar Parts of America, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$17,415
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Nasdaq supplemental listing fee	(1)
FINRA filing fee	(1)
Printing expenses	(1)
Trustee fees and expenses	(1)
Miscellaneous expenses	(1)
Total	(1)
_________

(1)	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Our certificate of incorporation provides, in part, that to the extent required by New York Business Corporation Law, or NYBCL, no director shall have any personal liability to us or our stockholders for damage for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (a) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director’s acts violated Section 719 of the NYBCL or (b) for any act or omission prior to the adoption of Article Seventh of our certificate of incorporation.

Our bylaws provide that we shall indemnify any person, by reason of the fact that such person is or was a director or officer of our company or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at our request, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees incurred as a result of an action or proceeding, or any appeal therefrom, provided, however, that no indemnification shall be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

We may purchase and maintain insurance for our own indemnification and for that of our directors and officers and other proper persons as described in our bylaws. We maintain and pay premiums for directors’ and officers’ liability insurance policies.

We are incorporated under the laws of the State of New York. Pursuant to NYBCL, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director or officer of that corporation. In some circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose that director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

See also the undertakings set out in response to Item 17.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1
Certificate of Incorporation of Motorcar Parts of America, Inc. (the “Company”), incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

3.2	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995.

3.3
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the SEC on June 30, 1997 (File No. 000-23538).

3.4
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the SEC on June 29, 1998 (File No. 000-23538).

3.5	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit C to the Company’s proxy statement on Schedule 14A filed with the SEC on November 25, 2003 (File No. 000-23538).

3.6	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 24, 2010.

4.1	Specimen of Stock Certificate for Common Stock, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

4.2*	Form of Debt Security.

4.3	Form of Indenture.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement of Computation of Ratios.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Canada LLP.

23.4	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

25.1*	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

*           To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings.

(A)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

                     ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                     iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

                     i.           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                     ii.          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                      i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                      ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                      iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                      iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 13th day of September, 2011.

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Selwyn Joffe and Michael Umansky, and each of them individually, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Selwyn Joffe		September 13, 2011
Selwyn Joffe	Chief Executive Officer and Director (Principal Executive Officer)

/s/ David Lee		September 13, 2011
David Lee	Chief Financial Officer (Principal Financial Officer)

/s/ Kevin Daly		September 13, 2011
Kevin Daly	Chief Accounting Officer (Principal Accounting Officer)

/s/ Mel Marks		September 13, 2011
Mel Marks	Director

/s/ Scott Adelson		September 13, 2011
Scott Adelson	Director

/s/ Rudolph Borneo		September 13, 2011
Rudolph Borneo	Director

/s/ Philip Gay		September 13, 2011
Philip Gay	Director

/s/ Duane Miller		September 13, 2011
Duane Miller	Director

/s/ Jeffrey Mirvis		September 13, 2011
Jeffrey Mirvis	Director

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1
Certificate of Incorporation of Motorcar Parts of America, Inc. (the “Company”), incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

3.2	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995.

3.3
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the SEC on June 30, 1997 (File No. 000-23538).

3.4
Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the SEC on June 29, 1998 (File No. 000-23538).

3.5	Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit C to the Company’s proxy statement on Schedule 14A filed with the SEC on November 25, 2003 (File No. 000-23538).

3.6	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 24, 2010.

4.1	Specimen of Stock Certificate for Common Stock, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994.

4.2*	Form of Debt Security.

4.3	Form of Indenture.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement of Computation of Ratios.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Canada LLP.

23.4	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

25.1*	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

*           To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.